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                                                                     EXHIBIT 5.1

                                  May 16, 2002


Horizon Health Corporation
1500 Waters Ridge Drive
Lewisville, TX 75057-6011

Gentlemen:

      We have acted as counsel for Horizon Health Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an additional 300,000 shares of Common Stock, $.01 par value per share (the "Shares"), of the Company to be offered upon the terms and subject to the conditions set forth in the Horizon Health Corporation 1998 Stock Option Plan (the "Plan"). At your request, this opinion is being furnished to the Company for filing as Exhibit 5.1 to the Registration Statement referred to below.

      In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, as amended, the Plan, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents and instruments as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. We have also reviewed the Company's Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission with respect to the Shares (the "Registration Statement").

      We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

      Based solely on the foregoing, we are of the opinion that the Shares being registered pursuant to the Registration Statement, when paid for and issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

      The opinions set forth above are limited exclusively to the Constitution of the State of Delaware, the General Corporation Law of the State of Delaware, and reported judicial decisions interpreting such laws.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                Very truly yours,

                                                /s/ Strasburger & Price, L.L.P.

                                                STRASBURGER & PRICE, L.L.P.